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                          SCHEDULE 14A INFORMATION


              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


 Filed by the Registrant  [X]
 File by a party other than the Registrant  [ ]

 Check the appropriate box:

      [ ]       Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [ ]       Definitive Proxy Statement

      [X]       Definitive Additional Materials

      [ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12


                            PACIFIC TELESIS GROUP
              (Name of Registrant as Specified in its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


 Payment of Filing Fee (Check the appropriate box):

      [ ]       $125 per Exchange Act Rules 0-11(c)(1)(ii),
                14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

      [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      [ ]       Fee computed on table below per Exchange Act Rules
                14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
           (4)  Proposed maximum aggregate value of transaction:
           (5)  Total fee paid:

      [X]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:



















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 July 17, 1996


 Dear Pacific Telesis Shareowner:


 On July 31, 1996, Pacific Telesis will hold its Special Meeting to vote on the proposed merger involving SBC Communications Inc. Your vote is very important.

 You should have previously received proxy material in connection with the upcoming Special Meeting, but according to our latest records, we have not received your proxy card. Regardless of the number of shares you may own, it is important that they be represented at this meeting. If you have not previously mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card in the return envelope provided.

 We want to take this opportunity to emphasize that the Board of Directors recommends that shareowners vote FOR approval of the proposed merger with SBC Communications Inc. The combined entity will be better able to compete effectively in the changing telecommunications industry and take full advantage of growth opportunities that may develop from these changes.

 If you have any questions, please call our special merger information number at 1-800-813-3797. Since the time remaining to cast your vote is short, we urge you to sign, date and mail the enclosed proxy promptly. Thank you.





 PACIFIC TELESIS GROUP


 P. S. If you have already mailed your proxy, there is no need to complete a second one unless you wish to change your vote.